Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Caraco Pharmaceutical Laboratories, Ltd.
Detroit, Michigan

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. ________) of Caraco Pharmaceutical Laboratories, Ltd. of our reports dated May 29, 2008, relating to the financial statements and the effectiveness of internal control over financial reporting, which are included in the Annual Report on Form 10-K for the fiscal year ended March 31, 2008.

/s/ Rehmann Robson

Troy, Michigan
April 2, 2009